Exhibit 10.6
Execution Copy
UNSECURED LOAN AGREEMENT
NxOPINION, LLC, a Nevada limited liability company
Executed as of April 3, 2009

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS	1
1.1 DEFINED TERMS	1
1.2 EXHIBITS INCORPORATED	2

ARTICLE 2. LOAN	2
2.1 LOAN	2
2.2 LOAN UNSECURED	3
2.3 MATURITY DATE	3
2.4 ADVANCES	3
2.5 NOTE	4
2.6 PURPOSE	4
2.7 BORROWING AND REPAYMENT	4
2.8 INTEREST; PAYMENTS	4
2.9 CREDIT FOR PRINCIPAL PAYMENTS	5
2.10 ADDITIONAL INVESTOR(S)	5

ARTICLE 3. DISBURSEMENT	5
3.1 CONDITIONS PRECEDENT	5
(a) Compliance	5
(b) Documentation	6
(c) Consent	6
3.2 ACCOUNT AND DISBURSEMENT AUTHORIZATION	6

ARTICLE 4. REPRESENTATIONS AND WARRANTIES	6
4.1 AUTHORITY/ENFORCEABILITY	6
4.2 BINDING OBLIGATIONS	6
4.3 FORMATION AND ORGANIZATIONAL DOCUMENTS	6
4.4 NO VIOLATION	6
4.5 LITIGATION	6
4.6 TAXES	7
4.7 CAPITALIZATION	7
4.8 NO LIENS	7

ARTICLE 5. COVENANTS OF BORROWER	7
5.1 EXISTENCE	7
5.2 TAXES AND OTHER LIABILITIES	7
5.3 INSURANCE	7
5.4 SUFFICIENT UNITS OF MEMBERSHIP INTEREST	7
5.5 NOTICE	8
5.6 NEGATIVE COVENANTS	8
5.7 AFFIRMATIVE UNDERTAKING	8

Page i

ARTICLE 6. REPORTING COVENANTS	9
6.1 BOOKS AND RECORDS	9

ARTICLE 7. DEFAULTS AND REMEDIES	9
7.1 DEFAULT	9
(a) Payment; Performance	9
(b) Performance of Other Obligations	9
(c) Representations and Warranties	9
(d) Voluntary Bankruptcy; Insolvency; Dissolution	9
(e) Involuntary Bankruptcy	10
(f) Change in Control	10
(g) The occurrence of a Change of Control	10
7.2 ACCELERATION UPON DEFAULT; REMEDIES	10
7.3 RIGHT OF CONTEST	10

ARTICLE 8. MISCELLANEOUS PROVISIONS	10
8.1 FORM OF DOCUMENTS	10
8.2 NOTICES	11
8.3 RELATIONSHIP OF PARTIES	11
8.4 ATTORNEYS’ FEES AND EXPENSES	11
8.5 IMMEDIATELY AVAILABLE FUNDS	11
8.6 LENDER’S CONSENT	11
8.7 WAIVER OF RIGHT TO TRIAL BY JURY	11
8.8 SEVERABILITY	12
8.9 NO WAIVER; SUCCESSORS	12
8.10 TIME	12
8.11 HEADINGS	12
8.12 GOVERNING LAW	12
8.13 INTEGRATION; INTERPRETATION	12
8.14 COUNTERPARTS	13
8.15 INTERCREDITOR MATTERS	13

Page ii

UNSECURED LOAN AGREEMENT
THIS UNSECURED LOAN AGREEMENT (“Agreement”) is executed as of April 3, 2009 (“Effective Date”), by and among NxOpinion, LLC., a Nevada limited liability company (“Borrower”), the Michael J. Jandernoa Trust, as a Lender (“Jandernoa”) and Marilyn Hite (“Hite”), as a Lender. Jandernoa and Hite together with any other Person which becomes a Lender party to this Agreement after the Effective Date may be referred to individually as a “Lender” or collectively as the “Lenders”).
RECITAL
Borrower desires to borrow from Lenders, and each of the Lenders severally agrees to loan to Borrower, the extension of credit for which provision is made herein.
NOW, THEREFORE, Lenders and Borrower agree as follows:
ARTICLE 1. DEFINITIONS
1.1
DEFINED TERMS. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“Advance” — means the funds disbursed from a Lender to Borrower in any single transaction.
“Agreement” — shall have the meaning ascribed to such term in the preamble hereto.
“Bankruptcy Code” — means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.
“Borrower” — means NxOpinion, Inc., a Nevada limited liability company.

“Business Day” — means a day of the week (but not a Saturday, Sunday or holiday) on which the offices of banks in Michigan are open to the public for carrying on substantially all business functions. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Change of Control” means (i) any consolidation or merger of the Borrower with or into any other Person, or any other entity reorganization, in which the members of the Borrower immediately prior to such consolidation, merger or reorganization, own fifty percent (50%) or less of the surviving or acquiring entity’s voting power immediately after such consolidation, merger or reorganization, (ii) any transaction or series of related transactions in which membership interests in the Borrower are issued by the Borrower to a Person or group of related Persons (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) other than existing members and which results in such Person or group of related Persons (other than existing members) acquiring in excess of fifty percent (50%) of the Borrower ‘s outstanding voting power, (iii) in connection with an event described in clause (i) or clause (iv) of this definition, any Person or two or more Persons acting in concert, shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, control over the management or policies of the Borrower, or control over voting securities of the Borrower on a fully-diluted basis assuming the conversion and/or exercise of all outstanding equity interests of the Borrower owned by such Person or Persons representing 50% or more of the combined voting power of such voting securities, or (iv) a sale, lease, or other disposition of all or substantially all of the assets of the Borrower.

“Convertible Note” — shall have the meaning ascribed to such term in Section 2.5.
“Default” — shall have the meaning ascribed to such term in Section 7.1.
“Lender Indebtedness” — shall mean the Advances and all other indebtedness, obligations, and liabilities of Borrower to the Lenders under the Loan Documents.

“Loan” — means the aggregate principal sum that Lenders (including any New Lenders pursuant to Section 2.1(b)) severally agree to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement.

“Loan Documents” — means the following documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary: this Agreement and the Convertible Notes.

“Maturity Date” — shall have the meaning ascribed to such term in Section 2.3.
“Person” — means an individual, corporation, partnership, limited liability company, trust, bank, financial institution, or other entity.
1.2	EXHIBITS INCORPORATED. Any exhibits or schedules attached hereto are hereby incorporated into this Agreement.
ARTICLE 2. LOAN
2.1	LOAN.
(a)
By and subject to the terms of this Agreement, each of the Lenders severally agrees to lend to Borrower and Borrower agrees to borrow from each of the Lenders the aggregate amounts detailed on Schedule 2.1 attached hereto.

(b)
Borrower may elect to borrow additional funds on the terms set forth in this Agreement from any other Person (the “New Lender”), but not more than the additional principal amount of $200,000 without the prior written consent of Existing Lenders. The Borrower and the New Lender shall execute a copy of this Loan Agreement and the Borrower shall issue a Convertible Note in favor of the New Lender in accordance with this Agreement, convertible into units of membership interest of Borrower at a price per unit that is no less than the price per unit granted to existing Lenders. Advances shall be funded by the New Lender on the date agreed between the Borrower and the New Lender.

(c)
No Lender shall be responsible for the failure of any other Lender to perform its obligation to make Loans hereunder, and the commitment of any Lender shall not be increased or decreased as a result of the failure of any Lender to perform its obligation to make a Loan hereunder.

2.2	LOAN UNSECURED. This Loan is unsecured.
2.3
MATURITY DATE. The Maturity Date of the Loan shall be April 2, 2010 or such earlier date for repayment as provided in the Convertible Note, on which date all sums due and owing under this Agreement and the other Loan Documents shall be payable in full (“Maturity Date”). All payments due to Lenders under this Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available funds.

2.4	ADVANCES. The Loans will be disbursed from each Lender to Borrower in multiple Advances as follows:
(a)	First Advance. Upon execution of this Agreement, Jandernoa and Hite will each advance to Borrower FIFTY THOUSAND DOLLARS ($50,000) (the “First Advance”).
(b)	Second Advance. When the Borrower has reached the following milestones, Jandernoa and Hite will each advance to the Borrower an additional ONE HUNDRED AND FIFTY THOUSAND DOLLARS ($150,000.00):
(i)	Borrower and its existing Members have adopted an Amended and Restated Operating Agreement in a form reasonably satisfactory to Jandernoa and Hite;
(ii)	Borrower has completed the intellectual property restructuring generally described on Schedule 2.4(b)(ii) in a manner reasonably satisfactory to Jandernoa and Hite;
(iii)
Borrower has obtained memoranda of understanding or letters of intent from the companies identified on Schedule 2.4(b)(iii) that provide for commercially reasonable royalty payments to Borrower and are reasonably satisfactory to Jandernoa and Hite;

(iv)
Borrower has obtained a commitment from one or more investors (which may include Jandernoa) to either (1) participate as New Lender(s) in accordance with the terms of Section 2.1 in the aggregate amount of at least ONE HUNDRED THOUSAND DOLLARS ($100,000); or (2) otherwise invest in the Borrower in accordance with Section 2.10; and

(v)
Borrower has provided Prashant Ranade with: (1) a warrant for 150,000 units of Borrower’s Class A Shares of membership interests at $.01/share; and (2) a commitment letter, satisfactory to Jandernoa, regarding Mr. Prashant Ranade’s role with Borrower.

(c)	Third Advance. Hite will advance an additional ONE HUNDRED THOUSAND DOLLARS ($100,000) to Borrower upon the addition of a New Lender in accordance with Section 2.4(b)(iv)(1) above.
2.5
NOTE. The Loans severally made by each Lender shall be evidenced by a convertible note issued by Borrower in favor of such Lender (individually, a “Convertible Note” and collectively, the “Convertible Notes”) in the form attached as Exhibit 2.5.

2.6
PURPOSE. The proceeds of each Loan shall be used for the Borrower’s general corporate purposes in accordance with the budget attached as Schedule 2.6 (provided the parties acknowledge that such budget shall be modified to include up to $50,000 of proceeds from the Convertible Notes being applied to legal fees for forging various commercialization/external development licensing relationships), but not for legal fees or expenses of the Borrower or Lenders in completing this transaction other than a) those listed on the attached Schedule 2.6; and b) those payable by Borrower to one or more Lenders after a Default in accordance with any of the Loan Documents.

2.7
BORROWING AND REPAYMENT. Borrower may not prepay all or any part of a Convertible Note during the first six months following the date of its execution. On the six month anniversary of the date of its execution or thereafter, a Convertible Note may be prepaid, in its outstanding entirety only, by the Borrower upon 45 days prior written notice to the specific Lender to whom the Convertible Note is payable. All repayments shall be applied, allocated, and distributed by Borrower (pro rata to the Lenders based on the applicable amounts owing to the respective Lenders) as follows:

(a)	first, to Lenders on a pro rata basis in accordance with the Lender Indebtedness consisting of accrued and unpaid interest; and
(b)	second, to Lenders on a pro rata basis in accordance with the Lender Indebtedness consisting of unpaid principal.
2.8
INTEREST; PAYMENTS. Except as otherwise provided in any Loan Document, interest shall accrue upon the outstanding principal balance of each Advance at the rate(s) provided in the Convertible Notes, and such interest and the outstanding principal balance of each Advance shall be payable as required therein.

2.9
CREDIT FOR PRINCIPAL PAYMENTS. Any payment made upon the outstanding principal balance of the Loan shall be credited as of the Business Day received, provided such payment is received by Lender no later than 2:00 pm (Eastern Time) and constitutes immediately available funds. Any principal payment received after said time, or which does not constitute immediately available funds, shall be credited upon such funds having become unconditionally and immediately available to Lender.

2.10	ADDITIONAL INVESTOR(S). Borrower may satisfy the alternative milestone in Section 2.4(b)(iv)(2) by either:
(a)
obtaining a single new investment of at least ONE HUNDRED THOUSAND DOLLARS ($100,000) in the aggregate from one or more investors (the “New Investment”). The New Investment must be on terms that are no more favorable to the new investor(s) than those granted to Lenders by this Agreement, unless otherwise approved by each of the Lenders in writing. Jandernoa has a right of first refusal to participate in whole or in part (but not less than $50,000) in the New Investment on the same terms offered to the new investor(s), which he must accept, if at all, in writing within five (5) business days of his receipt of notice and the detailed terms of the potential New Investment from Borrower; thereafter such right will be forfeited. Hite agrees to match the New Investment on a pari passu basis up to ONE HUNDRED THOUSAND DOLLARS ($100,000); or

(b)
obtaining advance royalty or license fees from Microsoft or another investor in the amount of at least ONE HUNDRED THOUSAND DOLLARS ($100,000). Upon receipt of documentation confirming that Borrower has received such funds, Hite will advance the additional ONE HUNDRED THOUSAND DOLLARS ($100,000) contemplated by Section 2.4(c) to Borrower under the terms of these Loan Documents.

ARTICLE 3. DISBURSEMENT
3.1
CONDITIONS PRECEDENT. Each of the Lender’s obligation to make any disbursements or take any other action under the Loan Documents shall be subject at all times to satisfaction of each of the following conditions precedent:

(a)
Compliance. The representations and warranties contained herein shall be true on and as of the date of the signing of this Agreement and on the date such action is to be taken, with the same effect as though such representations and warranties had been made on and as of such dates, and on such dates no Default, as defined in this Agreement, shall exist and no event or circumstance shall have occurred or arisen which would constitute a Default but for any unsatisfied requirement for the giving of notice or passage of time.

(b)
Documentation. Prior to taking any such action hereunder, Borrower shall have delivered to each Lender all Loan Documents and such other documents, instruments, policies, forms of evidence and other materials as any Lender may request under the terms of the Loan Documents.

(c)
Consent. To the extent determined necessary, Borrower shall have delivered to Lenders a duly executed consent or consents to the transactions contemplated by this Agreement in a form or forms reasonably acceptable to each Lender.

3.2
ACCOUNT AND DISBURSEMENT AUTHORIZATION. The proceeds of the Loan, when qualified for disbursement, shall be disbursed by each Lender to or for the benefit or account of Borrower pursuant to wire instructions described on Schedule 3.2 attached hereto. Disbursements hereunder may be made by each Lender upon the written request of any person who has been authorized by Borrower to request such disbursements until such time as written notice of Borrower’s revocation of such authority is received by such Lender at the address herein.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES
As a material inducement to Lenders’ entry into this Agreement, Borrower represents and warrants to each Lender as of the date hereof and continuing thereafter that:
4.1
AUTHORITY/ENFORCEABILITY. Borrower is in compliance with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers to borrow as contemplated by the Loan Documents.

4.2	BINDING OBLIGATIONS. Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations shall be valid and binding obligations of Borrower.
4.3
FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has delivered to each Lender all formation and organizational documents of Borrower requested by such Lender, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to such Lender.

4.4
NO VIOLATION. Borrower’s execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any formation or organizational documents of Borrower or any other document; (b) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which the Borrower is bound or regulated; or (c) violate any statute, law, regulation or ordinance, or any order of any court or governmental entity.

4.5	LITIGATION. There are no claims, actions, suits, or proceedings pending, or to Borrower’s knowledge threatened, against Borrower.

4.6
TAXES. Borrower has filed all required federal, state, county and municipal tax returns and has paid all taxes owed and payable, and Borrower knows of no basis for material additional assessment with respect to any taxes.

4.7
CAPITALIZATION. As of the date hereof, Borrower has 10 million issued and outstanding units of membership interest which are owned by the members and in the amounts listed on attached Schedule 4.7. As of the date hereof, except for the Loan Documents and as set forth on attached Schedule 4.7, there are no (a) rights, options or warrants of any kind outstanding to purchase or acquire any units of any membership interest or any other ownership interest in the Borrower, or (b) other securities, obligations, agreements or rights of any kind outstanding which are exercisable for, convertible into or exchangeable for any units of membership interest or any other ownership interest in the Borrower.

4.8
NO LIENS. Except as set forth on Schedule 4.8,there is no security interest, lien or other encumbrance upon or with respect to any assets or properties of Borrower other than liens for taxes not yet due and payable.

ARTICLE 5. COVENANTS OF BORROWER
Borrower covenants that so long as any credit remains available hereunder, and until payment in full of all amounts owing under the Loan Documents:
5.1
EXISTENCE. Borrower shall preserve and maintain its existence and all of its rights, privileges and franchises; conduct its business in an orderly, efficient, and regular manner; and comply with the requirements of all applicable laws, rules, regulations and orders of governmental authorities.

5.2
TAXES AND OTHER LIABILITIES. Borrower shall pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal, owed by or relating to Borrower and Borrower’s properties (including federal and state income taxes), except such as Borrower may in good faith contest or as to which a bona fide dispute may arise, provided provision is made for eventual payment thereof in the event that it is found that the same is an obligation of Borrower.

5.3
INSURANCE. Borrower shall maintain insurance of the kinds, covering the risks and in commercially reasonable amounts as determined by Borrower’s Board of Managers or as required pursuant to Borrower’s agreements with its customers.

5.4
SUFFICIENT UNITS OF MEMBERSHIP INTEREST. Borrower shall take or cause to be taken all action necessary to assure that there exists a sufficient number of authorized but unissued Class A Units of its membership interest to permit the full and complete conversion, exercise or exchange of the Convertible Notes. The units of membership interest that shall be issuable upon conversion of the Convertible Notes shall be duly authorized, validly issued and outstanding, fully paid and non-assessable, and free of any encumbrances but subject to the terms of the Operating Agreement of Borrower.

5.5
NOTICE. Borrower shall promptly give notice in writing to each Lender of: (a) any litigation pending or threatened against Borrower; (b) the occurrence of any breach or default in the payment or performance of any material obligation owing by Borrower to any person or entity, other than any Lender; (c) any material change in the name of Borrower, or any change in its identity or organizational structure; (d) any material uninsured or partially uninsured loss through fire, theft, liability, or damage; or (e) any termination or cancellation of any insurance policy which Borrower is required herein to maintain.

5.6	NEGATIVE COVENANTS. Borrower shall not, without the consent of the Lenders, which consent will not be unreasonably withheld:
(a)
Create, incur, assume, suffer to exist or guaranty any indebtedness for borrowed money or any other indebtedness evidenced by a note, bond, debenture or similar interest other than (i) in a total amount of not greater than $50,000 in the aggregate; or (ii) with regard to the indebtedness set forth on Schedule 4.8;

(b)
Create, incur, assume, or suffer to exist any security interest, lien or other encumbrance upon or with respect to any assets or properties of Borrower other than (i) purchase money security interests in specific equipment or other tangible assets of Borrower securing purchase money indebtedness for such assets in a total amount of not greater than $50,000 in the aggregate, or (ii) the secured loans in the amounts set forth on Schedule 4.8;

(c)	Make any advance, loan or extension of credit to or make any investment in any Person;
(d)	Redeem, purchase or acquire any of its units of membership interest except due to the death, permanent disability, or dissolution of a member that is not affiliated with management of Borrower; or
(e)
Issue or agree to issue any units of its membership interest for consideration to Borrower of less than $1 per Unit of membership interest other than pursuant to the Convertible Notes or the warrant issued to Prashant Ranade described in Section 2.4(b)(v).

5.7
AFFIRMATIVE UNDERTAKING. Borrower will undertake in good faith to complete the milestones outlined in 2.4(b)(i)-(v) in a timely manner (regardless of whether Borrower requires the second advance contemplated by Section 2.4(b)). Additionally, this covenant will survive repayment or conversion of the Convertible Note.

ARTICLE 6. REPORTING COVENANTS
6.1
BOOKS AND RECORDS. Borrower shall maintain complete books of account and other records in accordance with good accounting practice consistently applied, and permit any representative of Lender, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

ARTICLE 7. DEFAULTS AND REMEDIES
7.1	DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement and the other Loan Documents:
(a)
Payment; Performance. Borrower’s failure (i) to pay any principal amount as and when due hereunder or under any other Loan Document, (ii) to pay any interest within three (3) days as and when due hereunder or under any other Loan Document, (iii) to pay any other sum within five (5) days’ notice from a Lender that such sum is due, or (iv) to perform when due any other obligation under this Agreement or any of the other Loan Documents within ten (10) days’ notice from a Lender of Borrower’s failure to perform; or

(b)
Performance of Other Obligations. The occurrence of a breach or default in the payment or performance of any obligation imposed by any instrument or agreement (other than the Loan Documents) pursuant to which Borrower has borrowed money from, or incurred liability to, any person or entity including a Lender, and such person or entity declares the entire amount of such borrowing or liability to be due and payable or exercises any other right or remedy as a consequence of such breach or default; or

(c)
Representations and Warranties. The failure of any representation or warranty of Borrower in any of the Loan Documents to be true, correct and complete in all material respects as of the effective date of this Agreement; or

(d)
Voluntary Bankruptcy; Insolvency; Dissolution. (i) The filing of a petition by Borrower for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing of any pleading or an answer by Borrower in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition’s material allegations regarding Borrower’s insolvency; (iii) a general assignment by Borrower for the benefit of creditors; or (iv) Borrower applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its assets; or

(e)
Involuntary Bankruptcy. The failure of Borrower to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against Borrower or in any way restrains or limits Borrower or any Lender regarding the Loan prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or sixty (60) days after the date of filing of such involuntary petition.

(f)	Change in Control. The occurrence of a Change of Control.
7.2
ACCELERATION UPON DEFAULT; REMEDIES. Upon the occurrence of any Default specified in this Article, each Lender may, at the sole option of such Lender, declare all sums owing to such Lender under its Convertible Notes, this Agreement and the other Loan Documents immediately due and payable, may proceed to protect and enforce its rights under any of the Loan Documents by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in any Loan Document or in aid of the exercise of any power granted in any Loan Document or to enforce the payment of its Convertible Notes, or to enforce any other legal or equitable right of such Lender, and the Borrower shall pay all reasonable attorneys’ fees and other costs incurred by such Lender in seeking to collect the Convertible Note or to enforce any of such Lender’s rights and remedies under the Loan Documents, whether or not suit is filed, or whether in connection with bankruptcy, insolvency or appeal. Upon the occurrence of any Default specified in this Article, any and all obligations of the Lenders to fund further disbursements under the Loan shall terminate. No remedy conferred upon the Lenders is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under the Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise.

7.3
RIGHT OF CONTEST. Borrower may contest in good faith by appropriate proceedings any claim, demand, levy or assessment by any Person or governmental body or entity other than a Lender which would constitute a Default, if Borrower pursues the contest diligently and in a manner which will not be prejudicial to Lenders nor impair the rights of Lenders under the Loan Documents.

ARTICLE 8. MISCELLANEOUS PROVISIONS
8.1
FORM OF DOCUMENTS. The form and substance of all documents, instruments, and forms of evidence to be delivered to each Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to each Lender’s approval. Borrower and all the Lenders, but not less than all the Lenders, may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder.

8.2
NOTICES. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, except that notice of a Default may be sent by certified mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon receipt; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

8.3
RELATIONSHIP OF PARTIES. The relationship of Borrower and Lenders under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lenders neither undertake nor assume any responsibility or duty to Borrower or to any third party, except as expressly provided in this Agreement and the other Loan Documents.

8.4
ATTORNEYS’ FEES AND EXPENSES. Borrower and each Lender shall independently bear any and all costs incurred in connection with the negotiation, execution, delivery and maintenance of this Agreement. Lenders are entitled to recover their reasonable attorneys’ fees and other costs of enforcing this Agreement and the other Loan Documents as provided in Section 7.2.

8.5
IMMEDIATELY AVAILABLE FUNDS. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lenders shall be payable only in United States currency, immediately available funds.

8.6
LENDER’S CONSENT. Wherever in this Agreement there is a requirement for a Lender’s consent and/or a document to be provided or an action taken “to the satisfaction of Lender”, it is understood by such phrase that such Lender shall exercise its consent, right or judgment in a reasonable manner given the specific facts and circumstance applicable at the time.

8.7
WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

8.8
SEVERABILITY. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents.

8.9
NO WAIVER; SUCCESSORS. No waiver shall be implied from any failure of any Lender to take, or any delay by a Lender in taking, action concerning any Default or failure of condition, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval hereunder must be in writing and shall be limited to its specific terms. The terms and provisions hereof shall bind and inure to the benefit of the heirs, successors and assigns of the parties.

8.10	TIME. Time is of the essence of each and every term of this Agreement.
8.11
HEADINGS. All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

8.12	GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Michigan, except to the extent preempted by federal laws.
8.13
INTEGRATION; INTERPRETATION. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

8.14
COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

8.15
INTERCREDITOR MATTERS. Each Lender acknowledges that it has, independently and without reliance upon any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

[signature page follows]

IN WITNESS WHEREOF, Borrowers and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

“LENDERS”
/s/ Marilyn Hite
Marilyn Hite
Address: 7260 W. Azure Drive #140-302
Las Vegas, NV 89130

Michael J. Jandernoa Trust
By:	/s/ Michael J. Jandernoa, Trustee
Michael J. Jandernoa
Its: Trustee
Address: 333 Bridge Street NW, Suite 800
Grand Rapids, Michigan 49504

“BORROWER” NxOPINION, LLC., A Nevada limited liability company
By:	/s/ Joel C. Robertson
Joel Robertson
Its: Manager

Borrower’s Address: 4215 Fashion Square Blvd. Suite 3 Saginaw, Michigan 48603 Attn: Joel Robertson, Manager

SCHEDULE 2.1
(i)
Upon execution of the Agreement, Jandernoa agrees to lend to the Borrower FIFTY THOUSAND AND NO/100THS DOLLARS ($50,000.00). Conditioned upon attainment of the milestones set forth in Section 2.4(b), Jandernoa agrees to lend the Borrower an additional sum of ONE HUNDRED FIFTY THOUSAND AND NO/100THS DOLLARS ($150,000.00);

(ii)
Upon execution of the Agreement, Hite agrees to lend to the Borrower FIFTY THOUSAND AND NO/100THS DOLLARS ($50,000.00). Conditioned upon attainment of the milestones set forth in Section 2.4(b), Hite agrees to lend the Borrower an additional sum of ONE HUNDRED FIFTY THOUSAND AND NO/100THS DOLLARS ($150,000.00);

(iii)
Conditioned upon the addition of a New Lender in accordance with Section 2.4(b)(v)(1) or the satisfaction of the conditions in 2.10(b), Hite agrees to lend the Borrower the additional principal sum of ONE HUNDRED THOUSAND AND NO/100THS DOLLARS ($100,000.00);

Schedule 2.4(b)(ii)
DESCRIPTION OF INTELLECTUAL PROPERTY RESTRUCTURING
A.	Adoption of a replacement agreement between Vanahab (or a wholly owned subsidiary of Vanahab that is specifically created to own the licensed technology (the “Subsidiary”)) and NxOpinion that:
1.	broadens NxOpinion’s rights beyond only “use” and generally includes rights to possess, use, copy, modify, display and create derivative works of any copyrighted or copyrightable portions;
2.	allows licensing/sublicensing by NxOpinion to customers of NxOpinion;
3.	addresses technical information, proprietary software, the database, and trademarks;
4.	provides rights that are perpetual, worldwide, royalty free*, and paid-up; and
*
A royalty free license may create some potential tax implications that are still being considered. NxOpinion reserves the right to alter or abandon the royalty free nature of the licenses to optimize tax treatment to the advantage of NxOpinion and its equity holders, provided that such alteration or abandonment does not adversely affect the Lenders.

B.
Adoption of a replacement agreement between Vanahab (or Subsidiary) and RRI (and InfoDx if needed). The agreements between Vanahab and NxOpinion and RRI shall delineate the criteria for how future rights will be allocated to NxOpinion and RRI.

C.	Revision of service contracts between RRI and NxOpinion, as well as RI and NxOpinion to include provisions that assign intellectual property to NxOpinion.
D.
Completion of due diligence regarding proper assignment of rights in software and, if necessary, obtain property assignments. Such due diligence shall include a full analysis of the history of the development of the software.

E.
As a timeline for completion of the above items, the parties will agree upon a licensing structure within two weeks, and will exchange draft documents within three weeks with a goal of obtaining final executed agreements within no less than five business days before any further funding will be required.

SCHEDULE 2.4(b)(iii)
ELAJ
Oxigen
RTI

SCHEDULE 2.6
BUDGET
[to be completed subsequent to first advance]

SCHEDULE 3.2
Bank Transfer Information
Wire Transfer:
Beneficiary Company Name:
Bank Information:
Bank Routing Number (domestic):
Bank SWIFT Code (international)
Bank Account Number:

ACH Transfer:
Beneficiary Company Name:
Bank Information:
Bank Routing Number (domestic):
Bank SWIFT Code (international)
Bank Account Number:

SCHEDULE 4.7
MEMBERS AND MEMBERSHIP UNITS
[attached]

SCHEDULE 4.8
SECURED NOTES

Dickinson Wright PLLC	$88,429.84

Bruce Gardiner	$20,000

James Barnes	$15,000